Exhibit 99.1

CarParts.com Announces Pricing of Public Offering of Common Stock

TORRANCE, Calif. – August 13th, 2020 – CarParts.com, Inc. (NASDAQ: PRTS) (“CarParts.com”), one of the leading e-commerce providers of automotive parts and accessories, today announced the pricing of an underwritten public offering of 6,000,000 shares of its common stock at a price to the public of $13.00 per share. Of the shares being offered, 4,000,000 are being offered by CarParts.com and the remaining 2,000,000 shares are being offered by an existing stockholder. CarParts.com has granted the underwriters a 30-day option to purchase up to an additional 900,000 shares of common stock in the offering at the public offering price. The gross proceeds to CarParts.com from the offering, before underwriting discounts and commissions and offering costs, are expected to be $52,000,000 million. CarParts.com intends to use the net proceeds from the proposed offering for general corporate purposes, including working capital. The offering is expected to close on or about August 18, 2020, subject to satisfaction of customary closing conditions.

RBC Capital Markets is acting as the sole book-runner, and Craig-Hallum Capital Group is acting as the sole lead manager for the offering. D.A. Davidson & Co. and Roth Capital Partners are acting as co-managers for the offering.

The securities described above are being offered pursuant to an effective shelf registration statement on Form S-3 (No. 333-240467) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 11, 2020. The offering may be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may also be obtained by request from  RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, New York 10281-8098, or by fax at (212) 428-6260; or from Craig-Hallum Capital Group at 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, by telephone at 612-334-6300, or by email prospectus@chlm.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About CarParts.com

For over 20 years, CarParts.com has been a leader in the e-commerce automotive aftermarket, providing collision, engine, and performance parts and accessories. With over 50 million parts delivered, we've helped everyday drivers across the contiguous United States find the right parts to keep their vehicles on the road.

With a focus on the end-to-end customer experience, we've designed our website and sourcing network to simplify the way drivers get the parts they need. Our vehicle selector and easy-to-navigate, mobile-friendly website offer customers guaranteed fitment and a convenient online shopping experience. And with our own wide distribution network, we bring the very best brands and manufacturers directly to consumer hands, cutting out all the brick-and-mortar supply chain costs to provide quality parts at a discount for our loyal customers. Combined with our 90-day return policy and satisfaction guarantee, CarParts.com makes it simple for customers to get parts delivered straight to their door. CarParts.com is headquartered in Torrance, California.

Forward-Looking Statement

This press release contains statements which are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the proposed offering of shares of common stock.. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, market risks and uncertainties, the satisfaction of customary closing conditions for an offering of securities, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise, except as required by law.

Investor Relations:

Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
949-574-3860
PRTS@gatewayir.com